Exhibit (i)

                         OPINION OF SEWARD & KISSEL LLP

[Seward & Kissel LLP Letterhead]


                                                        June 11, 1999

Forum Funds
Two Portland Square
Portland, Maine 04101


Ladies and Gentlemen:

         We consent to the continued inclusion as an exhibit to the Registration Statement of Forum Funds of our opinion dated January 5, 1996 as to the legality of the securities registered by Forum Funds as of that date.


                                                        Very truly yours,



                                                        /s/ Seward & Kissel LLP